AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block (the “Effective Date”), to the Fund Administration Servicing Agreement dated as of July 1, 2016, as amended
(the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Section 2 of the Agreement to include ETF services; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree to amend the Agreement as follows:

1.As of the Effective Date, Section 2 of the Agreement is hereby superseded and replaced in its entirety with the following:

2.Services and Duties of USBFS for ETF Series and Mutual Fund Series

USBFS shall provide the following administration services to a Fund:
A.General Fund Management:

(1)Act as liaison among Fund service providers, including but not exclusive to Adviser, Sub-Adviser, authorized participants, external legal counsel, accounting and audit firms and external compliance consultants.

(2)Supply:
a.Office facilities (which may be in a USBFS office or in an affiliate’s office).
b.Non-investment-related statistical and research data as requested.
(3)Coordinate the Trust’s board of trustees’ (the “Board of Trustees” or the “Trustees”) communications, such as:
a.Prepare meeting agendas and resolutions, with the assistance of Fund counsel and Adviser in-house counsel.
b.Prepare reports for the Board of Trustees based on financial and administrative data.
c.Assist with the selection of the independent auditor.

d.Secure and monitor fidelity bond and director and officer liability coverage, and make the necessary U.S. Securities and Exchange Commission (the “SEC”) filings relating thereto.
e.Prepare minutes of meetings of the Board of Trustees and Fund shareholders.
f.Recommend dividend declarations to the Board of Trustees and prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.
g.Attend Board of Trustees meetings and present materials for Trustees’ review at such meetings.
(4)Audits:
a.For the annual Fund audit, prepare appropriate schedules and materials, provide requested information to the independent auditors, and facilitate the audit process.
b.For SEC, FINRA or other regulatory audits, provide requested information to the SEC or other regulatory agencies and facilitate the audit process.
c.For all audits, provide office facilities, as needed.

(5)Assist with overall operations of the Fund.

(6)Pay Fund expenses upon written authorization from the Trust.

(7)Keep the Trust’s governing documents, including its charter, bylaws and minute books, but only to the extent such documents are provided to USBFS by the Trust or its representatives for safe keeping.

B.Compliance:

(1)Regulatory Compliance:
a.Monitor compliance with the 1940 Act requirements, including:
(i)Asset and diversification tests.
(ii)Total return and SEC yield calculations.
(iii)Maintenance of books and records under Rule 31a-3.
(iv)Code of ethics requirements under Rule 17j-1 for the disinterested Trustees.
b.Monitor each Fund’s compliance with the policies and investment limitations as set forth in its prospectus (the “Prospectus”) and statement of additional information (the “SAI”).
c.Perform its duties hereunder in compliance with all applicable laws and regulations and provide any sub-certifications reasonably requested by the Trust in connection with (i) any certification required of the Trust pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Act”) or any rules or regulations promulgated by the SEC thereunder, and (ii) the operation of USBFS’ compliance program as it relates to the Trust, provided the same shall not be deemed to change USBFS’ standard of care as set forth herein.
d.Monitor applicable regulatory and operational service issues, including exchange listing requirements, and update Board of Trustees periodically.
e.Monitor compliance with regulatory exemptive relief (as applicable) for ETFs.
(2)Blue Sky Compliance (for Mutual Fund Series only):
a.Prepare and file with the appropriate state securities authorities any and all required compliance filings relating to the qualification of the securities of the Fund so as to enable the Fund to make a continuous offering of its shares in all states and applicable U.S. territories.
b.Monitor status and maintain registrations in each state and applicable
U.S. territories.
c.Provide updates regarding material developments in state securities regulation.
(3)SEC Registration and Reporting:
a.Assist Trust counsel in the annual update of the Fund’s registration statement.
b.Prepare and file annual and semiannual shareholder reports and other filings, such as, Form N-CEN, Form N-CSR, Form N-Q, Form N-PORT and Rule 24f-2 notices. As requested by a Fund, prepare and file Form N-PX and Form N-LIQUID.
c.Coordinate the printing, filing and mailing of Prospectuses and shareholder reports, and amendments and supplements thereto.
d.File fidelity bond under Rule 17g-1.
e.Monitor sales of Fund shares and ensure that such shares are properly registered or qualified, as applicable, with the SEC and the appropriate state authorities.
f.Assist Fund counsel in preparation of proxy statements and information statements, as requested by a Fund.
g.Assist Fund counsel with application for exemptive relief, when applicable.

(4)IRS Compliance:
a.Monitor the Trust’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), including without limitation, review of the following:
(i)Diversification requirements.
(ii)Qualifying income requirements.
(iii)Distribution requirements.
b.Calculate the required annual excise distribution amounts for the review and approval of Fund management and/or its independent accountant.

C.Financial Reporting:
(1)Provide financial data required by the Prospectus and SAI.
(2)Prepare financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board of Trustees, the SEC, and the independent auditor.
(3)Supervise the Fund’s custodian and fund accountants in the maintenance of the Fund’s general ledger and in the preparation of the Fund’s financial statements, including oversight of expense accruals and payments, the determination of net asset value and the declaration and payment of dividends and other distributions to shareholders.
(4)Compute total return, expense ratio and portfolio turnover rate of the Fund.
(5)Monitor expense accruals and make adjustments as necessary; notify the Trust’s management of adjustments expected to materially affect the Fund’s expense ratio.
(6)Prepare financial statements, which include, without limitation, the following items:
a.Schedule of Investments.
b.Statement of Assets and Liabilities.
c.Statement of Operations.
d.Statement of Changes in Net Assets.
e.Statement of Cash Flows (if applicable).
f.Financial Highlights.
(7)Pursuant to Rule 31a-1(b)(9) of the 1940 Act, prepare quarterly broker security transaction summaries.

D.Tax Reporting:
(1)Prepare for the review of the independent accountants and/or Fund Management the federal and state tax returns including, without limitation, Form 1120 RIC and applicable state returns including any necessary schedules. USBFS will prepare annual Fund federal and state income tax return filings as authorized by and based on the instructions received by Fund Management and/or its independent accountant.
(2)Provide the Fund’s Management and independent accountant with tax reporting information pertaining to the Fund and available to USBFS as required in a timely manner.

(3)Prepare Fund financial statement tax footnote disclosures for the review and approval of Fund Management and/or its independent accountant.
(4)Prepare and file on behalf of Fund Management Form 1099 MISC Forms for payments to disinterested trustees and other qualifying service providers.
(5)Monitor wash sale losses.

(6)Calculate    Qualified    Dividend    Income    (“QDI”)    for    qualifying    Fund shareholders.

(7)Calculate Dividends Received Deduction (“DRD”) for qualifying corporate Fund shareholders.
2. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

MANAGER DIRECTED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Amber C. Kopp	By: /s/ Jason Hadler
Name: Amber C. Kopp	Name: Jason Hadler
Title: Secretary	Title: Sr. Vice President
Date: May 28, 2024	Date: May 28, 2024